PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398 www.procopio.com

EXHIBIT 5.1

October 5, 2018

TYG Solutions Corp.

550 West C Street, Suite 2040

San Diego, CA 92101

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to TYG Solutions Corp., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the resale, and issuance, of up to 7,030,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders and the Company, consisting of (i) 2,030,000 shares of the Company’s currently issued and outstanding common stock (the “Outstanding Shares”), and (ii) 5,000,000 shares of the Company’s common stock, underlying a convertible promissory note (the “Convertible Note”), issuable by the Company upon conversion of the Convertible Note (the “Conversion Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the offer and sale, and issuance, of the Common Stock.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings, as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.The Outstanding Shares being offered by the selling stockholders have been duly authorized by the Company and are validly issued, fully paid and nonassessable; and

2.The Conversion Shares underlying the Convertible Note have been duly authorized by the Company and, when and if issued upon the conversion of the Convertible Note in accordance with its terms, such Conversion Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP